Exhibit 99.1

FOR IMMEDIATE RELEASE

BWXT Names Rex D. Geveden as Chief Operating Officer

(LYNCHBURG, VA – October 7, 2015) – BWX Technologies, Inc. (NYSE:BWXT) announced today that Mr. Rex D. Geveden has been named Chief Operating Officer (COO) of the company effective October 26, 2015.

As COO, Mr. Geveden will be responsible for execution of all of BWXT’s government and commercial nuclear operations in the U.S. and Canada. Mr. Geveden will report directly to Mr. Peyton S. (Sandy) Baker, BWXT’s President and Chief Executive Officer.

“We are pleased that Rex has agreed to take on a critical managerial and leadership role for our company as we add a new COO to our executive team,” said Mr. Baker. “Rex’s background in domestic and international work for both commercial and government clients is an ideal fit for the execution of the BWXT strategic priorities.”

Mr. Geveden said, “I am exceedingly pleased to join the BWXT team of more than 5,200 employees who make it such a success. BWXT has an impressive history of innovation, program execution and business success, and I’m even more excited about the future of this company given its unique strategic position and competitive strengths in the defense and security and nuclear power generation markets.”

Most recently, Mr. Geveden was Executive Vice President at Teledyne Technologies, where he led two of Teledyne’s four operating segments. Concurrently, he was President of Teledyne DALSA, Inc., a global commercial digital imaging and semiconductor products corporation. He spent a total of eight years at Teledyne Technologies Incorporated in increasing levels of responsibility, including President and Chief Executive Officer of Teledyne Scientific and Imaging and President of Teledyne Brown Engineering. Prior to that, he spent 17 years at the National Aeronautics and Space Administration (NASA), including service as the agency’s COO responsible for a $16 billion portfolio of work that encompassed the agency’s technical operations of science, aeronautics, space operations and exploration, as well as oversight of NASA’s ten field centers.

Mr. Geveden holds both bachelor’s and master’s degrees in physics from Murray State University.

About BWXT

Headquartered in Lynchburg, Va., BWX Technologies, Inc. (BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical, management and site services to support governments in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components and services for the commercial nuclear power industry. BWXT has more than 5,200 employees and significant operations in Lynchburg, Va.; Erwin, Tenn.; Mount Vernon, Ind.; Euclid, Ohio; Barberton, Ohio; and Cambridge, Ontario, as well as more than a dozen U.S. Department of Energy sites around the country. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

BWX Technologies, Inc.

Exhibit 99.1

FOR IMMEDIATE RELEASE

Cautionary Statement Regarding Forward Looking Statements

BWXT cautions that this release contains forward-looking statements, including statements relating to the naming of Mr. Geveden as our Chief Operating Officer. These forward-looking statements involve a number of risks and uncertainties, including, among other things, unforeseen personnel changes or adverse changes in the industries in which we operate. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, please see our filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014 and subsequent quarterly reports on Form 10-Q. We caution not to place undue reliance on these forward-looking statements, which speak only as of the date this release, and undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

###

Media Contact

Aimee Mills

Public Relations Manager

980.365.4145

aemills@bwxt.com

Investor Contact

Alan Nethery

Vice President, Investor Relations

980.365.4300

manethery@bwxt.com

BWX Technologies, Inc.